EXHIBIT 15.1 LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors and Shareholders
STERIS Corporation

     We are aware of the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated November 12, 2002, relating to the unaudited consolidated interim financial statements of STERIS
Corporation and Subsidiaries that are included in its Form 10-Q for the quarter ended September 30, 2002:

Registration Number	Description
333-91302	Form S-8 Registration Statement - Nonqualified Stock Option Agreement between STERIS Corporation and Mark. D. McGinley
333-63774	Form S-8 Registration Statement - Nonqualified Stock Option Agreement between STERIS Corporation and Peter A. Burke
333-63772	Form S-8 Registration Statement - Nonqualified Stock Option Agreement between STERIS Corporation and Thomas J. Magulski
333-63770	Form S-8 Registration Statement - Nonqualified Stock Option Agreement between STERIS Corporation and Charles L. Immel and Restricted Shares Agreement between STERIS Corporation and Charles L. Immel
333-40082	Form S-8 Registration Statement - Nonqualified Stock Option Agreement between STERIS Corporation and Laurie Brlas and the Nonqualified Stock Option Agreement between STERIS Corporation and David L. Crandall
333-40058	Form S-8 Registration Statement - Nonqualified Stock Option Agreement between STERIS Corporation and Les C. Vinney
333-65155	Form S-8 Registration Statement - STERIS Corporation 1998 Long Term Incentive Compensation Plan
333-55839	Form S-8 Registration Statement - Nonqualified Stock Option Agreement between STERIS Corporation and John Masefield and the Nonqualified Stock Option Agreement between STERIS Corporation and Thomas J. DeAngelo
333-32005	Form S-8 Registration Statement - STERIS Corporation 1997 Stock Option Plan
333-06529	Form S-3 Registration Statement - STERIS Corporation
333-01610	Post-effective Amendment to Form S-4 on Form S-8 - STERIS Corporation
33-91444	Form S-8 Registration Statement - STERIS Corporation 1994 Equity Compensation Plan
33-91442	Form S-8 Registration Statement - STERIS Corporation 1994 Nonemployee Directors Equity Compensation Plan
33-55976	Form S-8 Registration Statement - STERIS Corporation 401(k) Plan
33-55258	Form S-8 Registration - STERIS Corporation Amended and Restated Non-Qualified Stock Option

/s/ Ernst & Young LLP

Cleveland, Ohio
November 12, 2002